Exhibit 5.2

February 13, 2019

Cummins Inc.
500 Jackson Street
Box 3005
Columbus, Indiana 47202-3005

Ladies and Gentlemen:

As the Vice President—General Counsel of Cummins Inc., an Indiana corporation (the “Company”), I have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of:  (i) debt securities of the Company (the “Debt Securities”); (ii) shares of the Company’s common stock, $2.50 par value (the “Common Stock”); (iii) shares of the Company’s preferred stock, zero par value (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iv) shares of the Company’s preference stock (the “Preference Stock”), which may be issued in the form of Depositary Shares; (v) warrants to purchase securities of the Company (the “Warrants”); (vi) contracts to purchase shares of Common Stock or other securities of the Company (the “Stock Purchase Contracts”); and (vii) units, each comprised of a Stock Purchase Contract and either debt obligations or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase securities under the Stock Purchase Contract (the “Stock Purchase Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Preference Stock, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As General Counsel to the Company, I have examined:  (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and By-Laws, each as amended to date; (iii) the Indenture, dated as of September 16, 2013, as supplemented, among the Company and U.S. Bank National Association, as trustee, for the issuance of Debt Securities (the “Indenture”); and (iv) such other proceedings, documents and records as I have deemed necessary to enable me to render this opinion.

In my examination of the above-referenced documents, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.  I have also assumed that (i) the Registration Statement, and any amendments

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February 13, 2019

thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture to the Indenture setting forth the terms of a series of Debt Securities to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock, Preferred Stock or Preference Stock offered, there will be sufficient shares of Common Stock, Preferred Stock or Preference Stock authorized under the Company’s Restated Articles of Incorporation, as amended, and not otherwise reserved for issuance; (viii) the deposit agreement (the “Depositary Agreement”), to be entered into between the Company and the depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and (ix) the certificates, if any, evidencing the Common Stock, the Preferred Stock or the Preference Stock will be in a form which complies with the Indiana Business Corporation Law.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as I deem relevant, I am of the opinion that:

1.                                      The Company is validly existing under the laws of the State of Indiana.

2.                                      The Company had all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture prior to or at the time of the execution of the Indenture on September 16, 2013.

3.                                      The execution, delivery and performance by the Company of the Indenture was duly authorized by all necessary corporate action on the part of the Company prior to or at the time of the execution of the Indenture on September 16, 2013.

4.                                      All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

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February 13, 2019

b.                                      The terms of such Debt Securities and of their issuance and sale have been established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.                                       Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

d.                                      Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5.                                      All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.                                      Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

6.                                      All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.                                      Articles of Amendment to the Restated Articles of Incorporation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Secretary of State of the State of Indiana in the form and manner required by law; and

c.                                       Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration

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Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

7.                                      All requisite action necessary to make any shares of Preference Stock validly issued, fully paid and nonassessable will have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preference Stock, and to authorize the issuance and sale of such shares of Preference Stock;

b.                                      Articles of Amendment to the Restated Articles of Incorporation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Secretary of State of the State of Indiana in the form and manner required by law; and

c.                                       Such shares of Preference Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

8.                                      All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the shares of Preferred Stock or Preference Stock underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock or Preference Stock, and to authorize the issuance of such shares of Preferred Stock or Preference Stock;

b.                                      Articles of Amendment to the Company’s Restated Articles of Incorporation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Preferred Stock or Preference Stock underlying

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February 13, 2019

the Depositary Shares shall have been filed with the Secretary of State of the State of Indiana in the form and manner required by law;

c.                                       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Depositary Agreement and such Depositary Agreement shall have been duly executed and delivered;

d.                                      The Preferred Stock or Preference Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;

e.                                       The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

f.                                        Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Depositary Agreement and their respective terms and provisions; and

g.                                       Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

9.                                      All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.                                      The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

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c.                                       Any such warrant agreements shall have been duly executed and delivered;

d.                                      Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e.                                       Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

10.                               All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b.                                      The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.                                       Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d.                                      Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

I express no opinion as to the laws of any jurisdiction other than the State of Indiana.

I hereby consent to the reference to me under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, I do not admit that I am an

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“expert” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sharon R. Barner

Sharon R. Barner
Vice President—General Counsel